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                               EXHIBIT (B)(11)

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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the inclusion in this Post-Effective Amendment No. 30 under the
Securities Act of 1933 and Amendment No. 31 under the Investment Company Act of 1940 to the Registration Statement on Form N-1A (File No. 2-94157) of our report dated February 14, 1995, on our audit of the financial statements and financial highlights of NASL Series Trust which are included in Part B of the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants" in Part B of the Registration Statement.

Coopers & Lybrand L.L.P.

Boston, Massachusetts
December 13, 1995